LICENSE AGREEMENT

THIS AGREEMENT (hereinafter referred to as the "Agreement") is made by and between COMPANY:

Advanced NeuroRehabilitation, LLC	of	510 Charmany Dr, Suite 175F
Madison, WI 53719

            (a Limited Liability Company organized under the laws of the State of Wisconsin), and the PRINCIPALS of COMPANY:

Yuri P. Danilov	of	1201 Devonshire Court
Middleton, WI 53562
Mitchell E. Tyler	of	725 Jenifer Street
Madison, WI 53703
Kurt A. Kaczmarek	of	4308 S. Owen Drive
Madison, WI 53711
John P. Klus	of	2626 Waunona Way
Madison, WI 53713

WHEREAS:

A.

Certain of the PRINCIPALS, namely Yuri P. Danilov, Mitchell E. Tyler, and Kurt A . Kaczmarek (hereinafter INVENTORS), have conceived and developed the invention(s) described in U.S. Patent Appln. 12/348,301 filed January 4, 2009, and U.S. Provisional Appln. 61/019,061 filed January 4, 2008 (the APPLICATIONS);

B.	The PRINCIPALS are owners and/or managing officers of the COMPANY, which was established to further develop and commercialize the invention(s) described in the APPLICATIONS;

C.

The PRINCIPALS (including the INVENTORS), both on behalf of the Company and on their own behalf, as well as the COMPANY, represent that the INVETORS are the owners of the APPICATIONS and all right, title, and interest therein; and regard any prior transfers of right, title, and /or interest from the INVETORS to the COMPANY to be null and void (or if not null and void, then hereby rescinded and reversed), such that the INVETORS are the owners of the APPLICATIONS and all right, title, and interest therein;

D.

The COMPANY, as well as the PRINCIPALS (including the INVENTORS), wish to have the COMPANY enter into an exclusive, irrevocable, and fully paid up license agreement covering the APPLICATIONS whereby COMPANY assumes all rights that would be exercisable by the INVENTORS in the absence of this Agreement, save that the INVENTORS will retain ownership in, and legal title to, the APPLICATIONS and any . patents issuing therefrom, including any patents claiming priority to the APPLICATIONS.

NOW, THEREFORE, in consideration of the preceding and the mutual covenants recited below, and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

License Grant. The INVENTORS hereby grant to the COMPANY a License to the APPLICATIONS, and to any patents issuing therefrom or claiming priority to the APPLICATIONS, with such License providing the COMPANY with the right to make, use, sell, market, and/or import the invention(s), the right to enforce any such patents, and otherwise allowing the COMPANY to exercise all rights that would be exercisable by the INVENTORS in the absence of this Agreement (save for any rights that, by law, cannot be granted to the COMPANY, in which case such rights are retained by the INVENTORS).

2.	Effective Date. This Agreement, and the License therein, is effective as of the last date of execution below.

3.	Exclusivity. The License is exclusive, and the INVENTORS may not exercise any of the rights transferred to the COMPANY herein unless such exercise is authorized by the COMPANY.

4.

Revocability and Termination. Subject to the right of reversion noted in Section 6 of this Agreement (below), the License is irrevocable, and the License and other obligations of this Agreement will endure so long as the APPLICATIONS (or any subsequent patent Applications claiming priority therefrom) are still pending, or so long as any patents issuing from such applications are enforceable. This Section 4 is not subject to subsequent modification or waiver as per Section 11 of this Agreement (below).

5.

Right to Sublicense and/or Transfer. This Agreement will inure to the benefit of and be binding upon the parties, as well as their successors and assigns. The COMPANY may sublicense its rights under this Agreement to one or more sublicensees, or transfer its rights under this Agreement to a successor COMPANY, with any successor COMPANY and/or sublicensees thereafter being subject to the right of reversion noted in Section 6 of this Agreement (below).

6.

Reversion of Rights. Should the COMPANY be liquidated, dissolved, declared insolvent, or be the subject of a petition in bankruptcy filed by or against the COMPANY, the License will terminate, and all rights thereunder will revert to the INVENTORS. All sublicenses granted under the License will similarly terminate, though the INVENTORS may, at their discretion, allow any sublicense to continue, so long as the sublicense is confirmed in writing by the INVENTORS.

7.

Payments. The License is fully paid up, such that no license or other fees are due to the INVENTORS by the COMPANY under this Agreement, nor do the terms of this Agreement generate any fee obligations to any other party to this Agreement.

8.

Non-Aggression. The PRINCIPALS, including the INVENTORS, shall not at any time, directly or indirectly, oppose the grant of the APPLICATIONS, nor dispute the validity or enforceability of the APPLICATIONS, nor cooperate in any suit, claim, counterclaim or defense against the APPLICATIONS, nor take the foregoing or other adverse action against any patents issuing therefrom or claiming priority to the APPLICATIONS.

9.

Representation of Right to Grant License. All parties to this agreement represent and warrant that the INVENTORS have the right and authority to grant the License granted to the COMPANY in this Agreement, and that this Agreement and the License granted therein do not and will not conflict with the terms of any other agreement between the parties.

Otherwise, no parties make any representations and or warranties of any kind, either express or implied. In particular, and without limitation, nothing in this Agreement shall be construed as:

(a)	a warranty or representation as to the validity or scope of the APPLICATIONS, or _ of any patents issuing therefrom or claiming priority to the APPLICATIONS;

(b)	a warranty or representation that anything made, used, marketed, sold, or imported under any License granted in this Agreement is or will be free from infringement of patents of third parties;

(c )

an obligation on the part of any party to this Agreement to bring or prosecute actions against third parties for infringement of the APPLICATIONS or of any patents issuing therefrom or claiming priority to the APPLICATIONS (save that the INVENTORS agree to cooperate in any such actions brought by the COMPANY, so long as the COMPANY covers any expenses reasonably incurred by the INVENTORS in the course of such cooperation).

10.

Severability. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal, unenforceable, or void then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is invalid, illegal, unenforceable, or void. If the remainder of this Agreement is capable of substantial performance, then each provision not so affected shall be enforced to the extent permitted by law.

11.

Waiver and Modification. No modification of any of the terms of this Agreement will be valid unless in writing and signed by both parties. No waiver by either party of a breach of this Agreement will be deemed a waiver by such party of any subsequent breach.

12.	Headings. The headings in this Agreement are for reference only and shall not in any way control the meaning or interpretation of this Agreement.

13.	Interpretation. No provision of this Agreement is to be interpreted for or against any party because that party or its attorney drafted the provision.

14.	Governing Law. This Agreement shall be construed, governed, interpreted, and applied in accordance with the laws of the State of Wisconsin.

15.

No Other Agreement. The parties each represent that in entering into this Agreement, they rely on no promise, inducement, or other agreement not expressly contained in this Agreement; that they have read this Agreement and discussed it thoroughly with their respective legal counsel; that they understand all of the provisions of this Agreement and intend to be bound by them; and that they enter into this Agreement voluntarily.

16.

Entire Agreement. This Agreement constitutes the complete and exclusive statement of the understandings, terms, and conditions between the parties relating to the APPLICATIONS, which supersedes and merges all prior proposals, understandings and all other agreements, oral and written, between the parties relating to the APPLICATIONS.

17.	Counterparts. This Agreement may be executed in counterparts, which taken together shall constitute one document.

Executed by Yuri P. Danilov on this 29th day of June, 2011.

PRINCIPAL / INVETOR:        /s/ Yuri Danilov
                                                         Yuri P. Danilov

            Yuri P. Danilov (1) appeared before me; (2) provided identification verifying that he is the person whose name and signature is set forth above; (3) verified that he understands the type, intended purpose, and effect of this document; (4) verified that this document is signed voluntarily, as an act of his own free will; and (5) either signed the document above, or confirmed that he made the signature above.

State of:
Holly A Heenan
	Wisconsin	NOTARY PUBLIC - NAME

SEAL		6/29/11
	County of:	DATE OF NOTRARIZATION
“Notary’s Stamp”
	Dane	My commission expires

5/13/2012

Executed by Mitchell E. Tyler on this 29th day of June, 2011.

PRINCIPAL / INVETOR:        /s/ Mitchell E. Tyler
                                                         Mitchell E. Tyler

            Mitchell E. Tyler (1) appeared before me; (2) provided identification verifying that he is the person whose name and signature is set forth above; (3) verified that he understands the type, intended purpose, and effect of this document; (4) verified that this document is signed voluntarily, as an act of his own free will; and (5) either signed the document above, or confirmed that he made the signature above.

State of:
Holly A Heenan
	Wisconsin	NOTARY PUBLIC - NAME

SEAL		6/29/11
	County of:	DATE OF NOTRARIZATION
“Notary’s Stamp”
	Dane	My commission expires

5/13/2012

Executed by Kurt A. Kaczmarek on this 29th day of June, 2011.

PRINCIPAL / INVETOR:         /s/ Kurt A. Kaczmarek
                                                          Kurt A. Kaczmarek

            Kurt A. Kaczmarek (1) appeared before me; (2) provided identification verifying that he is the person whose name and signature is set forth above; (3) verified that he understands the type, intended purpose, and effect of this document; (4) verified that this document is signed voluntarily, as an act of his own free will; and (5) either signed the document above, or confirmed that he made the signature above.
State of:
Holly A Heenan
	Wisconsin	NOTARY PUBLIC - NAME

SEAL		6/29/11
	County of:	DATE OF NOTRARIZATION
“Notary’s Stamp”
	Dane	My commission expires

5/13/2012

Executed by John P. Klus on this 29th day of June, 2011.

PRINCIPAL / INVETOR:              /s/ John P. Klus
                                                               John P. Klus

            John P. Klus (1) appeared before me; (2) provided identification verifying that he is the person whose name and signature is set forth above; (3) verified that he understands the type, intended purpose, and effect of this document; (4) verified that this document is signed voluntarily, as an act of his own free will; and (5) either signed the document above, or confirmed that he made the signature above.

State of:
Holly A Heenan
	Wisconsin	NOTARY PUBLIC - NAME

SEAL		6/29/11
	County of:	DATE OF NOTRARIZATION
“Notary’s Stamp”
	Dane	My commission expires

5/13/2012